UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 2, 2020
Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615		76-0818600
(Commission File Number)		(I.R.S. Employer Identification No.)

One Concho Center
600 West Illinois Avenue
Midland	Texas	79701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CXO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2020, the Compensation Committee of the Board (the “Compensation Committee”) granted performance units (the “Performance Units”) and restricted stock to officers of the Company. The Performance Units and restricted stock grants were made under the Company’s 2019 Stock Incentive Plan, which was approved by the Company’s stockholders in May 2019.
Performance Unit Awards
The Performance Units granted to each recipient are payable in shares of the Company’s common stock (the “Common Stock”) based upon the achievement by the Company over a performance period commencing on January 1, 2020 and ending on December 31, 2022 of performance goals established by the Compensation Committee. The number of shares of Common Stock that may be issued pursuant to an award will be determined by multiplying the number of Performance Units granted under the award by the result of multiplying the “Relative TSR Percentage” by the “Absolute TSR Percentage.” The “Relative TSR Percentage” is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (i) if the Company’s total shareholder return (“TSR”) measured against the Company’s peer group is below the 25th percentile, the Relative TSR Percentage is 0%; (ii) if the TSR measured against the Company’s peer group is at the 25th percentile, the Relative TSR Percentage is 50%; (iii) if the TSR measured against the Company’s peer group is at the 50th percentile, the Relative TSR Percentage is 100%; (iv) if the TSR measured against the Company’s peer group is at the 70th percentile, the Relative TSR Percentage is 150%; and (v) if the TSR measured against the Company’s peer group is in the 90th percentile or above, the Relative TSR Percentage is 200%, with 200% being the maximum and the Compensation Committee applying straight line interpolation for all points between such performance levels. The “Absolute TSR Percentage” is the percentage achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (a) if the Company’s absolute annualized TSR is less than 0%, the Absolute TSR Percentage is 50%; (b) if the Company’s absolute annualized TSR is at least 0% and not greater than 5%, the Absolute TSR Percentage is 75%; (c) if the Company’s absolute annualized TSR is at least 5% and not greater than 10%, the Absolute TSR Percentage is 100%; (d) if the Company’s absolute annualized TSR is at least 10% and not greater than 15%, the Absolute TSR Percentage is 125%; and (e) if the Company’s absolute annualized TSR is greater than 15%, the Absolute TSR Percentage is 150%. TSR for the Company and each of the peer companies is generally determined by dividing (A) the average closing stock prices on each trading day during the period beginning on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period plus cash dividends paid over the performance period minus the starting average stock price by (B) the starting average stock price, with the starting average stock price being the average of the closing stock prices on each trading day in the calendar month immediately preceding the first day of the performance period.
Dividend equivalents with respect to any cash dividends paid during the performance period are paid at the same time, and subject to the same terms and conditions, as are applicable to Performance Units, except that if more than one share of Common Stock becomes payable in respect of a Performance Unit, then the maximum amount of dividend equivalents payable with respect to such unit equals the aggregate amount of cash dividends paid during the performance period on one share of Common Stock.
Unless otherwise determined by the Compensation Committee, each recipient will forfeit his or her Performance Units if the recipient’s employment with the Company terminates during the performance period for any reason other than a termination of employment by the Company without cause, or the recipient’s death, disability or retirement on or after attainment of age 65. If the recipient’s employment is terminated by the Company without cause (and not by reason of death or disability) during the performance period, the recipient is entitled to pro-rated vesting of his or her Performance Units based on the number of days employed during the performance period and based upon the lower of the target level of performance or the actual level of performance through the date of termination. If the recipient’s employment is terminated during the performance period due to his or her death or disability, the recipient is entitled to receive payment with respect to all of his or her Performance Units based on the higher of the target level or actual level of performance through the date of termination. If the recipient’s employment is terminated during the performance period due to his or her retirement, the recipient is entitled to pro-rated vesting of his or her Performance Units based on the number of days employed during the performance period and based upon the actual level of performance through the end of the performance period. In the event of a change of control of the Company during the performance period, the Relative TSR Percentage and the Absolute TSR Percentage will be determined based on actual performance as if the performance period ended on the date of the change of control, and outstanding Performance Units will be automatically converted into restricted stock on the date of the change in control, which restricted stock will continue to vest based on continued employment through the end of the original performance period. Upon a termination without cause or resignation for good reason upon or following a change in control, such restricted stock shall immediately vest in full.

The number of Performance Units granted on January 2, 2020 by the Compensation Committee to the Company’s named executive officers is as follows: Timothy A. Leach, 57,798 Performance Units; Jack F. Harper, 25,696 Performance Units; and C. William Giraud, 19,324 Performance Units.
    The foregoing description of the award of Performance Units on January 2, 2020, to the Company’s named executive officers is qualified in its entirety by reference to the complete text of a Performance Unit Award Agreement that contains the terms of the award. The Performance Units awarded to each of Messrs. Leach, Harper and Giraud are based on a form Performance Unit Award Agreement approved by the Compensation Committee, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Restricted Stock Awards
The restricted stock awards for each of Messrs. Leach, Harper and Giraud vest in four equal annual installments beginning on January 2, 2021. The number of shares subject to the restricted stock awards granted on January 2, 2020 by the Compensation Committee to the Company’s named executive officers is as follows: Timothy A. Leach, 28,899 shares of restricted stock; Jack F. Harper, 17,131 shares of restricted stock; and C. William Giraud, 19,324 shares of restricted stock.
Unless otherwise determined by the Compensation Committee, each recipient will forfeit his or her restricted stock if the recipient’s employment with the Company terminates during the vesting period applicable to the award for any reason other than a termination of employment by the Company without cause, or the recipient’s death or disability. If the recipient’s employment is terminated by the Company without cause (and not by reason of death or disability) during the vesting period, the recipient is entitled to pro-rated vesting of his or her restricted stock based on the number of days employed during the vesting period. If the recipient’s employment is terminated during the vesting period due to his or her death or disability, the recipient is entitled to vest with respect to all of his or her restricted stock as of the date of termination. In the event a change of control of the Company occurs and within two years thereafter the recipient is terminated by the Company without cause or by the recipient for good reason, the recipient is entitled to vest with respect to all of his or her restricted stock as of the date of termination.
The foregoing description of the restricted stock awards granted on January 2, 2020 to the Company’s named executive officers is qualified in its entirety by reference to the complete text of a Restricted Stock Agreement which contains the terms of the award. The restricted stock awards to each of Messrs. Leach, Harper and Giraud are based on a form Restricted Stock Agreement previously approved by the Compensation Committee that was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on January 4, 2019 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Performance Unit Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: January 6, 2020	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Senior Vice President, General Counsel and Corporate Secretary